UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2005

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Bylaws; Change in Fiscal Year.

On June 21, 2005 the Company’s Board of Directors approved a change in the Company’s fiscal year from the year ended December 31 to the 52- or 53-week period ending on the last Sunday in December except that fiscal year 2005 will end on January 1, 2006. All subsequent fiscal years will end on the last Sunday in December. The remaining quarters in 2005 will be the thirteen weeks ended July 3, 2005, the thirteen weeks ended October 2, 2005 and the thirteen weeks ended January 1, 2006. The change in fiscal year end was made as a result of combining SF Holdings, Inc. and Solo Cup Company, an Illinois corporation and to balance quarterly reporting across the year. The Company will not have a transition period filing.

Effective June 21, 2005 the Company’s By-laws were Amended and Restated to specifically provide for certain officer positions and to conform certain officer’s designated authority.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit  99.1:    Amended and Restated By-laws of Solo Cup Company, a Delaware corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
Susan H. Marks
Executive Vice President, Chief Financial Officer and Assistant Secretary

Date: June 24, 2005

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